Consent of Independent Auditors


We hereby consent to the references to us under the headings "Shareholder Services - Statements and Reports" and "General Information - Independent Auditors" in this Registration Statement on Form N-1A for AllianceBernstein Wealth Appreciation Strategy, AllianceBernstein Balanced Wealth Strategy and AllianceBernstein Wealth Preservation Strategy.





PricewaterhouseCoopers LLP

New York, New York
November 25, 2003